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                                                                    Exhibit 10.5

                                 Adsmart Network
                            Representation Agreement
                            ------------------------

THIS REPRESENTATION AGREEMENT (the "Agreement") is made on this __ day of December, 1999 (the "Effective Date"), by and between Adsmart Network ("ADSMART") with its principal place of business located at 100 Brickstone Square, 5th Floor, Andover, MA 01810 and PetPlanet.com, Inc. ("PPI") with its principal place of business located at 21 Stillman Street, Suite 600, San Francisco, CA 94107.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ADSMART and PPI agree to the following:

1.       ADSMART Responsibilities.

(a) Representation. ADSMART shall provide, in accordance with the terms of this Agreement, advertising representation services to PPI, including, without limitation, (i) soliciting online advertising from advertisers and advertising agencies (collectively, the "Advertisers"); and (ii) reporting, serving and tracking advertising campaigns initiated by ADSMART ("Campaigns"), (collectively, the "Representation Services"), with respect to PPI's web site(s) (the "Website") set forth in Attachment A ("Attachment A") and made a part of this Agreement.

(b) Exclusivity. ADSMART is appointed the exclusive third-party sales representative for PPI for the Initial Term and all Renewal Terms of this Agreement, as defined below. For purposes of this Agreement, "exclusive" third-party sales representative shall mean that PPI shall not retain any third-party to conduct Representation Services during the Initial Term or any Renewal Terms.

(c)      Ad Serving and Reporting.

         (i) Ad Serving. All advertisements sold by ADSMART shall be served by ADSMART at no additional cost to PPI. PPI shall grant exclusive control to ADSMART of the inventory allocated to ADSMART by PPI pursuant to Section 2(a) below, and ADSMART shall have reasonable discretion over the content and nature of the advertising that can be sold in order to re-coup serving costs. ADSMART shall not run any advertising Campaign on the Website, which PPI reasonably determines to be offensive to PPI or its customers or inconsistent with PPI's published editorial policy.

         (ii) Specific Requests. If PPI requests that specific paid or non-paid Campaigns, including, without limitation, house banners, which are not sold by ADSMART, be served by ADSMART, PPI shall pay ADSMART $.55 per thousand impressions for all costs associated with serving, auditing and reporting with respect to such Campaigns ("Serving Fee"). ADSMART shall deduct such fees from payments owed to PPI for advertising revenue.

         (iii) Default Banners. If ADSMART has no paid Campaigns to serve, ADSMART shall not charge PPI the Serving Fee to serve the following standard

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sized house banners as default Campaigns: 468x60, 234x60, 125x125. However,
ADSMART shall charge PPI the Serving Fee for all other sized house banners.

         (iv) Reporting. ADSMART shall provide PPI with the following: (a) twenty-four (24) hour access to online reporting; and (b) accompanying payment, as set forth in Section 5(a) below, revenue reports that detail ADSMART generated activity on the Website, including each Campaign, its duration and the number of Impressions, as defined below, delivered.

2.       PPI's Responsibilities.

(a) Impressions. PPI shall allocate a minimum of five-hundred thousand (500,000) advertising impressions ("Impressions") per month to ADSMART (the "Allocated Monthly Impressions"). The Allocated Monthly Impressions shall be a cross section of all available Impressions on the Website. PPI shall place a maximum of one 468x60 (1) Impression on each page of the Website, unless PPI receives ADSMART's prior written consent. ADSMART shall have the right to terminate the Agreement immediately if PPI fails to deliver to ADSMART a minimum of seventy-five (75%) percent of the Allocated Monthly Impressions each month for a period of three (3) consecutive months. PPI must notify ADSMART by the fifteenth (15th) day of the preceding month of a ten (10%) percent or more increase or decrease in the Allocated Monthly Impressions for the following month.

(b) Website Information. Upon execution of this Agreement, PPI shall provide ADSMART with the following information: (i) available demographic and psychographic (interest and behavioral) information regarding the Website's audience, (ii) description of the Website by section, (iii) advertising and sponsorship opportunities, (iv) technical specifications relating to advertising, (v) marketing information, and (vi) contact information. PPI shall keep all information provided to ADSMART current and shall advise ADSMART of new opportunities regarding the Website and Website features offered by PPI.

(c) Tracking. Upon execution of this Agreement, PPI shall provide ADSMART with a detailed inventory projection analysis of the Website's traffic, including visitor and page view totals for its primary sections.

(d) Editorial Policy. Upon execution of this Agreement, PPI shall provide ADSMART with the editorial policy of the Website.

(e)      Privacy Policy. PPI shall have a privacy policy posted on the Website.

(f) Fulfillment of Advertising Campaigns. PPI shall use its best efforts to fulfill all Campaigns obtained by ADSMART in a timely manner.

(g) In-House Sales. ADSMART acknowledges that PPI's in-house sales force shall have the right to continue its advertising sales efforts during the Initial Term and all Renewal Terms of this Agreement. ADSMART and PPI agree to cooperate to prevent duplication of sales efforts and conflicts and to inform each

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other of targeted advertisers. To facilitate this process, PPI shall provide
ADSMART with a written report each month, which shall include the names of all potential advertisers being solicited by PPI, number of Impressions and dates and duration of the advertising campaign. In addition, all Advertisers listed on Attachment B ("Attachment B") and made a part of this Agreement shall be retained by PPI as its house account list to be solicited by PPI's in-house sales force. If PPI executes an insertion order with an Advertiser that is not listed on Attachment B, then PPI must remit payment to ADSMART of the ADSMART Commission, as set forth in Section 4 below, from revenue derived from such Advertiser's Campaign. PPI may modify Attachment B once every three (3) months commencing on the Effective Date upon thirty (30) days written notice to ADSMART. For the avoidance of doubt, if PPI modifies Attachment B to add an Advertiser to its house account list, which Advertiser has executed an insertion order with ADSMART prior to such modification, then PPI must honor and fulfill such insertion order.

(h) Advertiser Exclusions. ADSMART shall not pursue any Advertiser listed on Attachment C ("Attachment C") and made a part of this Agreement. PPI may modify Attachment C once every three (3) months commencing on the Effective Date upon thirty (30) days written notice to ADSMART. For the avoidance of doubt, if PPI modifies Attachment C to exclude an Advertiser, which Advertiser has executed an insertion with ADSMART prior to such modification, then PPI must honor and fulfill such insertion order.

3.       Marketing Material

(a) Highlighting and Approval. ADSMART shall highlight the Website in its World Wide Web site on the Internet located at www.adsmart.net and within its media kit. PPI shall have the right to review in advance and approve the final version of PPI's media kit, provided that such approval will not be unreasonably withheld.

(b) Marketing Materials. PPI agrees and acknowledges that ADSMART may market and promote the Website to potential Advertisers, by such means as it deems appropriate, including, without limitation, listing the Website in directories, trade publications, ADSMART proposals and presentations, advertisements, and other promotional opportunities.

(c) Promotional Material. PPI agrees to provide ADSMART with reasonable amounts of PPI's promotional materials.

(d) Press Releases. Except as required by law or as authorized by this Agreement, both parties must approve all press releases or announcements referring to the Agreement or ADSMART/PPI relationship prior to their release to the press or any third party. However, ADSMART does not need to obtain prior approval from PPI for any press release, in which PPI's Website is listed among other websites represented by ADSMART as part of the ADSMART network.

(e) Registry as Agent. PPI authorizes ADSMART to register as PPI's advertising sales agent in all relevant periodicals, directories, and other

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marketing sources identified by ADSMART and approved in advance by PPI within the scope of and during the Initial Term and all Renewal Terms of this Agreement.

4. Compensation. As consideration for the Representation Services provided by ADSMART under this Agreement, PPI shall pay ADSMART a commission equal to thirty-five (35%) percent of all Net Advertising Revenue (the "ADSMART Commission"). "Net Advertising Revenue" is defined as gross advertising revenue invoiced by ADSMART arising out of Campaigns sold and placed on the Website by ADSMART during the term of this Agreement, less advertising agency commissions (which shall not exceed fifteen (15%) percent), where applicable, and credits, refunds and sales or use taxes.

5.       Billing and Payment.

(a) ADSMART shall be responsible for invoicing and collecting all advertising revenue from Advertisers on behalf of PPI. ADSMART shall remit amounts due to PPI upon ninety (90) days following the end of each month in which a Campaign generated advertising revenue on the Website, regardless of whether ADSMART collects advertising revenue from Advertisers for such Campaigns.

(b)      ADSMART shall remit payments to:
         Rick Ferber - Vice President Advertising & Promotions
         PetPlanet.com
         21 Stillman Street, Suite 600
         San Francisco, CA 94107
         rferber@petplanet.com
         415-243-9000 ext. 115
         415-243-3399 fax

6. Confidential Information. "Confidential Information" means all information identified in written or verbal format, or otherwise, held by the Disclosing Party as confidential, trade secret or proprietary information. Confidential Information shall also include the terms and conditions of this Agreement. "Disclosing Party" is the party disclosing Confidential Information. "Receiving Party" is the party receiving Confidential Information. The Receiving Party shall not use the Confidential Information except to carry out the purposes of this Agreement, or disclose the Confidential Information to any third party except (a) the terms and conditions of this Agreement may be disclosed as required by law, and (b) other than persons in the direct employ of the Receiving Party who have a need to have access to and knowledge of the Confidential Information solely for the purpose authorized above. Each party shall take appropriate measures by instruction and agreement prior to disclosure to such employees to assure against unauthorized use or disclosure, and such persons shall have agreed in writing to maintain the confidentiality of such information. The Receiving Party shall have no obligation with respect to information which (i) was rightfully in possession of or known to the Receiving Party without any obligation of confidentiality prior to receiving it from the Disclosing Party; (ii) is, or subsequently becomes, legally and publicly available without breach of this Agreement; (iii) is rightfully obtained by the Receiving Party from a source other

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than the Disclosing Party without any obligation of confidentiality; or (iv) is disclosed by the Receiving Party under a valid order of a court or government agency, provided that the Receiving Party provides prior written notice to the Disclosing Party of such obligation and the opportunity to oppose such disclosure. Upon written demand of the Disclosing Party, the Receiving Party shall cease using the Confidential Information provided by the Disclosing Party and return the Confidential Information and all copies, notes or extracts thereof to the Disclosing Party within seven (7) days of receipt of notice.

7.       PPI's Representations and Warranties. PPI represents and warrants that
(i) it has full power and authority to enter into this Agreement, (ii) this Agreement does not conflict with any other agreement or commitment made by PPI,
(iii) it shall not do anything to knowingly or intentionally harm or bring into disrepute or disparage ADSMART or any Advertiser, (iv) the Website is year 2000 compliant and shall provide such documentation prior to December 15, 1999, and
(v) it shall use its commercially reasonable efforts to provide its services in accordance with the terms of this Agreement and in accordance with industry standards.

8. ADSMART's Representations and Warranties. ADSMART represents and warrants that (i) it has full power and authority to enter into this Agreement,
(ii) this Agreement does not conflict with any other agreement or commitment made by ADSMART, (iii) it shall not do anything to knowingly or intentionally harm or bring into disrepute or disparage PPI, and (iv) it shall use its commercially reasonable efforts to provide its services in accordance with the terms of this Agreement and inaccordance with industry standards.

9. Warranty Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED WITH RESPECT TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, NETWORK FAILURES, THIRD-PARTY AD SERVING DIFFICULTIES, THE SOFTWARE PROGRAMS, SERVICES PROVIDED HEREUNDER, OR ANY OUTPUT OR RESULTS THEREOF. BOTH PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10. Indemnification. If notified promptly in writing, each party agrees to indemnify, defend, and hold harmless the other party, and its successors, officers, directors, employees, agents and assigns, from and against any and all third party actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of or in connection with any claim which, if true, would be a breach of the warranties, representations, obligations and covenants set forth in this Agreement. ADSMART is not a party to and has no liability for any and all problems which may arise in connection with the Website, including, without limitation, failure to fulfill an advertising insertion order obtained as part of the Representation Services. The indemnifying party will control the defense and settlement of each claim.

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11.      Limitation of Liability. ADSMART's total liability arising out of this
Agreement or the services provided hereunder, whether based on contract, tort or otherwise, shall not exceed commissions paid to ADSMART for Campaigns run on PPI's behalf or $100,000, whichever is less.

12. Exclusion of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, LOSS OF USE, OR LOSS OF PROFITS ARISING HEREUNDER OR FROM THE PROVISION OF SERVICES, INCLUDING ADVERTISING ON THE WEBSITE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

13.      Term and Termination.

(a) Basic Provisions. This Agreement shall have an initial term of one year (the "Initial Term") and shall automatically renew for periods of one year thereafter (each, a "Renewal Term"), unless either party provides ninety (90) days written notice of their intent to terminate the Agreement immediately prior to any renewal.

(b)      Minimum Term. At the completion of an initial evaluation period of six
(6) months, either party may terminate this Agreement upon ninety-(90) days written notice to the other party. If either party does not execute this option, this Agreement shall remain in full force and effect.

(c) Breach and Cure. In the event a party is given written notice that it is in material breach of this Agreement, it shall have thirty (30) days from the date of such notice to cure its breach. On the failure to cure, the non-breaching party may terminate this Agreement by written notice with such termination effective on the date of said written notice. In the event of termination pursuant to this section, all Net Advertising Revenue due PPI (minus all ad-serving fees & compensations due ADSMART, including ADSMART Commissions) prior to termination shall be paid in accordance with this Agreement.

(d) Content. Notwithstanding any other provisions in this Agreement, ADSMART may, in its sole discretion, decide to terminate this Agreement immediately by providing written notice to PPI if ADSMART determines that PPI content contains material that is pornographic, excessively violent or contains abusive and/or foul language.

(e) For a period of three (3) months following the expiration or earlier termination of this Agreement, ADSMART shall continue to be entitled to its ADSMART Commission for Net Advertising Revenue generated from any and all Advertisers that initially executed an insertion order with ADSMART during the Initial Term or any Renewal Terms of this Agreement.

14. Non-Solicitation. PPI agrees that during the Initial Term and all Renewal Terms of this Agreement and for a period of six (6) months following the expiration or earlier termination of this Agreement, PPI shall not solicit the services of any ADSMART employee, including, without limitation, as a full or part-time employee or independent contractor.

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15.      Miscellaneous. Sections 4, 6, 7, 8, 9, 10, 11, 12, 13(d), 14 and 15 and
the accompanying provisions of any Attachment shall survive expiration or earlier termination of this Agreement. Nothing in this Agreement shall be deemed to create a partnership or joint venture between the parties and neither ADSMART nor PPI shall hold itself out as the agent of the other, except for that specified in this Agreement. Neither party shall be liable to the other for delays or failures in performance resulting from causes beyond the reasonable control of that party, including, but not limited to, acts of God, labor disputes or disturbances, material shortages or rationing, riots, acts of war, governmental regulations, communication or utility failures, or casualties. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by a reputable overnight mail service (e.g., Federal Express), or by first class mail
(certified or registered). Failure by either party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or any other provision. Any waiver, amendment or other modification of any provision of this Agreement shall be effective only if in writing and signed by the parties. If for any reason a court of competent jurisdiction finds any provision of this Agreement to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect. This agreement shall be interpreted under the laws of the State of New York, and the parties submit to the exclusive jurisdiction of the courts of the State of New York, including the federal courts located there. This Agreement may be assigned by PPI without the prior written consent by ADSMART. Headings used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement. This Agreement shall be binding on permitted successors and assigns. This Agreement, including all attachments which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous understandings or agreements, written or oral, regarding such subject matter.




IN WITNESS OF THE FOREGOING, the parties have caused the Agreement to be signed as of the Effective Date set forth above.

ADSMART NETWORK                           PETPLANET.COM, INC.

By:    John Federman                      By:   Steven E. Marder
       ------------------------------           --------------------------------

Name:  /s/ John Federman                  Name: /s/ Steven E. Marder
       ------------------------------           --------------------------------

Title: Chairman & CEO                     Title: CEO
       ------------------------------           --------------------------------

Date:  12/14/99                           Date: 12/6/99
       ------------------------------           --------------------------------

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                                  Attachment A


         This Attachment dated the Effective Date supersedes any previous drafted Attachment.

         Representation by ADSMART for PPI includes the following Website(s):

         Site Name - http://www.petplanet.com, including any url owned by PPI, its parents or any subsidiaries.

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                                  Attachment B
                                 House Accounts

         This Attachment dated the Effective Date supersedes any previous drafted Attachment.

         ADSMART is not to contact any of the following accounts on behalf of PPI, unless PPI formally notifies ADSMART in writing:

         Ralston-Purina
         Sun Seed
         Heinz Pet Products
         Hartz
         Whiskas
         Bil-Jac
         FourPaws
         OnlinePhotoContest.com
         Expressly Portraits/the Picture People
         Nylabone
         Pet Music
         PC Flowers


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                                  Attachment C
                              Advertiser Exclusions

         This Attachment dated the Effective Date supersedes any previous drafted Attachment.

         ADSMART is not to contact any of the following accounts on behalf of PPI, unless PPI formally notifies ADSMART in writing:

         PETsMART.com
         PETsMART
         Pets.com
         Petopia.com
         Petco
         Petstore.com
         Allpets.com


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